Exhibit 10.11

Purchases and Sales Contract

Party A: Beurer Electronoc (Shenzhen) Co., Ltd.
Tel: 0755-82565258
Fax: 0755-82565258
Contacts: Mrs. Dai
Addr: West suit 1701,Xincheng Building, Shennan Mid Road 1027,Futian District, Shenzhen

Party B: Shenzhen Wonhe Technology Co., Ltd.
Tel: 0755-82870015
Fax: 0755-82879861
Contacts: Mrs. Cao
Addr: Rm1001, 10thFL, Resource Hi-Tech Building South Tower, North High-Tech Zone, Nanshan District, Shenzhen

Party A hereto purchases the following products according to the contract terms through friendly negotiations by both parties: Date: 3/22/2012

S/N	Item	Type	Quantity	Unit	Unit Price	Currency	Amount
1	HMC660	HMC660	1000	PCS	3040	RMB	3040000.00
Total: SAY RMB THREE MILLION AND FORTY THOUSAND ONLY						RMB	243,200.00

I.	Delivery Time: 3/27/2012
II.	Delivery Place: Rm1001, 10thFL, Resource Hi-Tech Building South Tower, No. 1 Songpingshan Road, North Central Avenue, North High-Tech Zone, Nanshan District, Shenzhen
III.	Delivery Terms: Fully paid prior to June 30, 2012
IV.	Freight: Borne by Party B
V.	Quality Requirements: Complying with the national standards
VI.	Delivery Confirmation: Party B shall confirm the delivery date and the quantity within two days after receiving Party A’s order and return it to Party B.
VII.
Deferred Compensation: Party B must be sure that delivery will be made in comply with the specify time and quantity, or Party B shall compensate Party A an amount for each day at one percent of total amounts of the deferred parts.

VIII.	Warranty Period: Within 36 months from the date of receiving, if there are problems with the quality of the products, Party B shall provide a free replacement for the same quantity or repair them.
IX.	After-Sales Services: In case of artificial damage or more than warranty period, Party B shall be responsible for unconditional maintenance and only charge the maintenance cost of raw materials.
X.
Change and Cancellation of the Contract: If Party A changes the design scheme, the product specification or technical parameters, Party A shall notify Party B to do the corresponding adjustment; if Party A wants to cancel orders of the whole or partial materials, Party A shall also notify Party B and Party B will cancel partial or the whole materials after receiving notification.

XI.
Liability for Breach of Contract: Party B shall ensure the quality, the time and the quantity of delivery, otherwise Party B would be deemed to break the contract; Party A shall have the right to terminate the contract; losses thus caused shall be borne by Party B. All disputes should be settled through negotiations during the process of performing the contract provision, in case no settlement can be reached, it should be settled according to the Contract Law of Public Relations of China and relevant laws.

XII.	Confidentiality Agreements: Party B is responsible for keeping the drawings provided by Party A confidential, or Party B shall bear the corresponding legal responsibility thus occurred.
XIII.	This contract shall be in duplicate and each party shall hold one copy. The contract is valid dating from the day of signing by both parties (a faxed copy is effective).

Party A: Xuzhou Guowang Network Technology Co., Ltd.
Representatives: Shengkang Le
Date: 3/22/2012

Party B: Shenzhen Wonhe Technology Co., Ltd.
Representatives: Tong Nanfang
Date: 3/22/2012